UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2017

ASCENT CAPITAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34176	26-2735737
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

5251 DTC Parkway, Suite 1000
Greenwood Village, Colorado 80111
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 628-5600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 14, 2017, Ascent Capital Group, Inc. (the “Company”) and Mr. Michael R. Meyers, the current Senior Vice President and Chief Financial Officer of the Company and Executive Vice President and Chief Financial Officer of Monitronics International, Inc., a wholly-owned operating subsidiary of the Company (“MONI”), entered into an employment agreement, dated September 15, 2017 (the “2017 Meyers Agreement”). The 2017 Meyers Agreement will supersede the Employment Agreement, dated September 30, 2011 (as amended on July 20, 2015, the “Original Meyers Agreement”), between the Company and Mr. Meyers when the Company’s and MONI’s next Chief Financial Officer, Fred Albert Graffam III, commences employment with the Company and MONI (the “Effective Date”). The 2017 Meyers Agreement provides for Mr. Meyers’ agreed retirement and sets forth the terms and conditions of Mr. Meyers’ employment solely as a senior executive advisor to the Company through January 1, 2019 (the “Amended Term”).
The compensation and benefits payable pursuant to the 2017 Meyers Agreement are conditioned on Mr. Meyers’ execution without revocation of a general waiver and release. During the Amended Term, Mr. Meyers’ annual base salary will be reduced to $25,000 per year. In addition, the 2017 Meyers Agreement provides for (i) a lump sum cash severance payment of $680,000 plus accrued but unused vacation and (ii) a prorated 2017 bonus payment of $50,000, both payable on the 30th day following the Effective Date. Mr. Meyers will not be eligible for any other bonuses during the Amended Term. During the Amended Term, Mr. Meyers will continue to be eligible for benefits available to other similarly situated employees. Upon a termination by the Company (with or without cause), which includes the expiration of the Amended Term, or a termination by Mr. Meyers, the 2017 Meyers Agreement provides that (i) Mr. Meyers will continue to receive coverage under the Company’s health insurance plan at the active employee rate (the “Benefit Payments”) until the earlier of (x) 12 months following his termination date and (y) the expiration of the coverage period specified in COBRA (the “Reimbursement Period”), or (ii) in the Company’s sole discretion, the Company will reimburse Mr. Meyers the amount of the Benefit Payments on a monthly basis during the Reimbursement Period upon receipt of proof of Mr. Meyers’ payment of the full COBRA premium; provided, however, that the Company’s payment obligations under this arrangement will cease if Mr. Meyers becomes eligible during the Reimbursement Period for substantially comparable health benefits under the plan of a subsequent employer. If Mr. Meyers’ employment during the Amended Term is terminated without cause or due to death or disability, the 2017 Meyers Agreement provides for payment of accrued but unpaid base salary, reimbursement of incurred expenses and for his equity awards to be governed by the terms of the applicable award agreement and plan document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 18, 2017

ASCENT CAPITAL GROUP, INC.

By:	/s/ William E. Niles
	Name:	William E. Niles
	Title:	Executive Vice President, General Counsel and Secretary

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